EXHIBIT 7.5

                            AGREEMENT OF JOINT FILING

         Crescent International Limited and DMI Trust agree that the Statement on Schedule 13D to which this Agreement is attached as an exhibit, and all future amendments to this Statement, shall be filed on behalf of each of them. This Agreement is intended to satisfy the requirements of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Dated:
September 21, 1999


                                            CRESCENT INTERNATIONAL LIMITED

                                            By: Greenlight (Switzerland) SA,
                                                as Manager


                                                By: /s/ Mel Craw
                                                    -------------------------
                                                    Name:  Mel Craw
                                                    Title: Managing Director


                                                By: /s/ Maxi Brezzi
                                                    -------------------------
                                                    Name:  Maxi Brezzi
                                                    Title: Director









                                            DMI TRUST





                                            By:    /s/ Omar Ali
                                               _________________________________
                                                  Name:  Omar Ali
                                                  Title: Director